                                                                    EXHIBIT 23.4

                                 May 29, 1996



Teleport Communications Group Inc.
One Teleport Drive
Staten Island, NY   10311-1011

Gentlemen:

        The undersigned hereby consents to being designated as a person who will be appointed to the Board of Directors of Teleport Communications Group Inc., a Delaware corporation (the "Company") in the Company's Registration Statements on Form S-1 (File Nos. 333-3850 and 333-3984).

                                 Very truly yours,



                                 /s/C.B. ROGERS, JR.
                                 --------------------
                                 C.B. ROGERS, JR.